Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	AACS LP

Address of Joint Filer:	c/o Ahren Acquisition Corp.
Boundary Hall, Cricket Square
Grand Cayman, KY1-1002

Relationship of Joint Filer to Issuer:	10% Owner, Director by deputization

Issuer Name and Ticker or Trading Symbol:	Ahren Acquisition Corp. [AHRN]

Date of Event Requiring Statement:
(Month/Day/Year):	12/14/2021

Name of Joint Filer:	AACS GP

Address of Joint Filer:	c/o Ahren Acquisition Corp.
Boundary Hall, Cricket Square
Grand Cayman, KY1-1002

Relationship of Joint Filer to Issuer:	10% Owner(1), Director by deputization

Issuer Name and Ticker or Trading Symbol:	Ahren Acquisition Corp. [AHRN]

Date of Event Requiring Statement:
(Month/Day/Year):	12/14/2021

Name of Joint Filer:	Alice Newcombe-Ellis

Address of Joint Filer:	c/o Ahren Acquisition Corp.
Boundary Hall, Cricket Square
Grand Cayman, KY1-1002

Relationship of Joint Filer to Issuer:	10% Owner(1), Director, Officer (Chief Executive Officer)

Issuer Name and Ticker or Trading Symbol:	Ahren Acquisition Corp. [AHRN]

Date of Event Requiring Statement:
(Month/Day/Year):	12/14/2021

(1)	AACS LP is the record holder of the securities reported. AACS GP is the general partner of AACS LP and shares voting and investment discretion with respect to the ordinary shares held of record by AACS LP. Alice Newcombe-Ellis is the director of AACS GP and shares voting and investment discretion with respect to the ordinary shares held of record by AACS LP. Each of AACS GP and Alice Newcombe-Ellis disclaims any beneficial ownership of the securities held by AACS LP other than to the extent of any pecuniary interest it or she, as applicable, may have therein, directly or indirectly.